UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2005

E*TRADE Financial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11921	94-2844166
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 East 57th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 521-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Director Compensation Policy

On August 1, 2005, the board of directors (the “Board”) of E*TRADE Financial Corporation (“E*TRADE”) approved its director compensation policy, effective from the beginning of fiscal year 2005:

•	The annual retainer for the Chairman of the Board was reduced to $75,000. In addition, the Chairman of the Board will receive a fee of $2,500 for each meeting attended and an annual grant of restricted stock with a value of $75,000 on the date of grant.

•	For other members of the Board, the annual retainer will remain $25,000. Directors who act as the chairperson of a committee will receive an additional $10,000 annual retainer.

•	Each Board member (other than the Chairman) will continue to receive a fee of $2,500 for each Board meeting attended. In addition, directors will now receive increased fees of $2,000 for each committee meeting attended and $2,500 for each committee meeting attended as chairperson of the committee.

•	Each Board member (other than the Chairman) will receive an annual grant of restricted stock with a value of $25,000 on the date of grant.

•	Each Board member, including the Chairman, will continue to receive an annual grant of stock options in the amount of 20,000 shares. These grants are made on the date of the annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE Financial Corporation

Date: August 5, 2005	By:	/s/ Russell S. Elmer
	Name:	Russell S. Elmer
	Title:	General Counsel and Corporate Secretary